Exhibit 10.12
July 20, 2006
Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
          Re:          Initial Public Offering
Ladies and Gentlemen:
          Citigroup Global Markets Inc. (“Citigroup”) is acting as sole bookrunning manager of the initial public offering (the “IPO”) of Units consisting of one share of Common Stock of Freedom Acquisition Holdings, Inc. (the “Company”), and one warrant to purchase one share of Common Stock of the Company and representative (the “Representative”) of Ladenburg Thalmann & Co. Inc. and any other underwriters named in the final prospectus (the “Prospectus”) relating to the IPO (Citigroup, Ladenburg, Thalmann & Co. Inc. and any other underwriters, collectively, the “Underwriters”). The undersigned stockholder, officer and/or director of the Company, in consideration of the Underwriters underwriting the Company’s IPO, hereby agrees as set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.
     1. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Founders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, (iv) “Founders’ Shares” shall mean all of the shares of Common Stock of the Company owned by a Founder prior to the IPO, (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, (vi) “Founders’ Warrants” shall mean all warrants to purchase shares of Common Stock of the Company owned by a Founder prior to the IPO, other than the Sponsors’ Warrants; (vii) “Founders’ Units” shall mean the 9,375,000 units issued by the Company to the Founders prior to the IPO, of which the Founders’ Shares and the Founders’ Warrants are a part; (viii) “Sponsors’ Warrants” shall mean the 4,500,000 warrants to purchase shares of Common Stock to be issued to the Sponsors in a private placement immediately prior to the IPO; (ix) “Co-Investment Units” shall mean the 6,250,000 units of the Company to be issued to the Sponsors in a private placement that will occur immediately prior to the consummation of a Business Combination by the Company; (x) “Co-Investment Shares” shall mean the Common Stock underlying the Co-Investment Units; (xi) “Co-Investment Warrants” shall mean the warrants to purchase shares of Common Stock underlying the Co-Investment Units; and (xii) “Locked-Up Securities” shall mean all issued and outstanding Founders’ Units, Founders’ Shares and Founders’ Warrants (including the shares of Common Stock to be issued upon exercise of the Founders’ Warrants) and all Sponsors’ Warrants (including the shares of Common Stock to be issued upon exercise of the Sponsors’ Warrants), Co-Investment Units, Co-Investment Shares

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

and Co-Investment Warrants (including the shares of Common Stock to be issued upon exercise of the Co-Investment Warrants) to be issued after the date hereof in accordance with the terms and conditions set forth in the Prospectus.
     2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Founders’ Shares owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket for such Business Combination.
     3. In the event that the Company fails to consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO (the “Consummation Date”) or (ii) 24 months after the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 18 month period (such later date being referred to herein as the “Termination Date”), the undersigned shall, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), (i) take all action necessary to dissolve the Corporation and liquidate the trust account established under the Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company (the “Trust Account”) to holders of IPO Shares as promptly as practicable after approval by the Company’s stockholders (subject to the requirements of the DGCL) and (ii) vote all Founders’ Shares and all of the shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any dissolution and plan of distribution recommended by the Company’s Board of Directors, and promptly cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 60 days prior to the Termination Date, and the Board of Directors convenes, adopts and recommends to the stockholders the liquidation and dissolution of the Company, and the Company files a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan, the undersigned agrees to vote all Founders’ Shares and all of the shares that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any such dissolution and plan of distribution recommended by the Company’s Board of Directors. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the Founders’ Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor, prospective target business or other entity that is owed money by the Company for

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.
     4. Subject to Section 5 below, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution and liquidation of the Company or (iii) until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have.
     5. The undersigned is the President of Berggruen Holdings North America Ltd. (“Berggruen Holdings”). Berggruen Holdings has agreed that in the event it or one of its senior investment professionals becomes aware of, or involved with any Business Combination opportunities with an enterprise value of $500.0 million or more, Mr. Berggruen will cause Berggruen Holdings to first offer such business opportunities to the Company and further agrees that neither it nor any of its affiliates will pursue such opportunities unless and until the Company’s Board of Directors determines that it will not pursue such opportunities (the “Company’s Right of First Review”). The Company’s Right of First Review will begin upon the consummation of the IPO and terminate on the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution and liquidation of the Company.
     6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representative that the Business Combination is fair to the Company’s stockholders from a financial perspective.
     7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, however, that commencing upon the Consummation Date, Berggruen Holdings, Inc. shall be allowed to charge the Company an allocable share of its overhead, $10,000 per month, to compensate it for office space, administrative services and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation. Berggruen Holdings, Marlin Equities II, LLC, the undersigned and the officers and directors of the Company shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     8. Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

     9. For the period commencing on the date hereof and ending one year from the consummation of a Business Combination (the “Lock-Up Period”), (i) the undersigned shall retain all of his or its rights as stockholders of the Company during the Lock-Up Period, including, without limitation, the right to vote such shares; (ii) all dividends payable in cash with respect to the Founders’ Shares (including any Non-Cash Dividends (as defined below) distributed thereon) shall be paid to the undersigned, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to a mutually acceptable escrow agent to hold in accordance with the terms hereof until the expiration of the Lock-Up Period; and (iii) the undersigned will not, without the prior written consent of Citigroup, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Locked-Up Securities, or publicly announce an intention to effect any such transaction except (A) if the undersigned is an individual, (1) by bona fide gift to a member of the undersigned’s immediate family or to a trust or other entity, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family, (2) by virtue of the laws of descent and distribution upon death of the undersigned or (3) pursuant to a qualified domestic relations order; provided, however, that with respect to each of the transfers described in clauses (1), (2) and (3) of this sentence, (i) prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of Sections 2, 3, 8, 9, 13 and 14 of this letter and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such disposition or transfer and (B) each of Berggruen Holdings and Marlin Equities II, LLC may transfer its Locked-Up Securities to the officers, directors and employees of the Company or to any of its affiliates or employees of its affiliates; provided, however, that with respect to each such transfer, (i) prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of Sections 2, 3, 8, 9, 13 and 14 of this letter and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such disposition or transfer.
     10. The undersigned agrees to be President, Chief Executive Officer and a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire furnished to the Company and the Representative and annexed as

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:
     (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
     (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and
     (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     11. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this Agreement and to serve as President, Chief Executive Officer and a Director of the Company.
     12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     13. The undersigned hereby waives his or its right to exercise redemption rights with respect to any Founders’ Shares owned by the undersigned, directly or indirectly, and agrees that he will not seek redemption for cash with respect to such Founders’ Shares in connection with any vote to approve a Business Combination (as is more fully defined in the Prospectus).
[Signature Page to Follow]

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

     14. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

By:	/S/ NICOLAS BERGGRUEN
Nicolas Berggruen

EXHIBIT A
     Nicolas Berggruen has been our president and chief executive officer since our inception in June 2006. Mr. Berggruen founded what became Berggruen Holdings Inc. in 1984 to act as investment advisor to a Berggruen family trust that has made over 50 control and non-control direct investments in operating businesses over the last 20 years. Mr. Berggruen has served as the president of Berggruen Holdings Inc. since its inception. In 1984 he also co-founded Alpha Investment Management, a multi-billion dollar hedge fund management company that was sold to Safra Bank in 2004. Prior to co-founding Alpha Investment Management and Berggruen Holdings, Mr. Berggruen served as an analyst on the real estate side of the family-held investment firm Bass Brothers Enterprises, and an associate of Jacobson and Co., Inc., a leveraged buyout company. Mr. Berggruen obtained a Bachelor of Science in Finance and International Business from New York University.

EXHIBIT B
See attached D&O Questionnaire